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                                                                  EXHIBIT 10.8.1

PAG/36013.1/ORD/16252.00     521981517
MARTIN J. BRILL (State Bar No. 53220)
PHILIP A. GASTEIER (State Bar No. 130043)
ROBINSON, DIAMANT & BRILL
A Professional Corporation
1888 Century Park East, Suite 1500
Los Angeles, California 90067
Telephone: (310) 277-7400
Telecopier: (310) 277-7584

Attorneys for Debtor and
Debtor in Possession

BRAD R. GODSHALL
PACHULSKI, STANG, ZIEHL & YOUNG PC
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067
Telephone: (310) 277-6910

Attorneys for Franklin Electronic Publishing, Inc.



        UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA



In re                             Bk. No. LA 97-46292-VZ

VOICE POWERED TECHNOLOGY          Chapter 11
INTERNATIONAL, INC., a
California corporation,
                                  ORDER CONFIRMING AMENDED PLAN OF
                  Debtor.         REORGANIZATION FOR VOICE POWERED TECHNOLOGY
                                  INTERNATIONAL, INC.

                                  Date:  April 23, 1998
                                  Time:  3:00 P.M.
                                  Place: Courtroom "1368"
                                            Roybal Federal Building,
                                            255 E. Temple St.
                                            Los Angeles CA 90012


AT LOS ANGELES, CALIFORNIA IN THIS DISTRICT ON THE BELOW INDICATED DATE:

               A hearing was held before the undersigned United States Bankruptcy Judge on April 23, 1998, on the Motion For Order


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Confirming Amended Plan Of Reorganization For Voice Powered Technology
International, Inc. (the "Motion"), relating to the Amended Disclosure Statement and Plan of Reorganization for Voice Powered Technology International, Inc. filed January 21, 1998 (the "Plan"), filed by Voice Powered Technology International, Inc., Debtor and Debtor-in-Possession (the "Debtor") and Franklin Electronic Publishing, Inc. ("Franklin"). Appearances of counsel are noted in the record.

               The Court having considered the Motion and the additional pleadings and Declarations filed in support of confirmation of the Plan, and it appearing that adequate notice and opportunity for hearing were given under all of the circumstances, no objections to the Motion having been filed, and having considered the arguments and representations of counsel present and any evidence adduced at the hearing, the Court finds that all of the requirements for confirmation of the Plan set forth in Section 1129 of the Bankruptcy Code have been satisfied, and having placed its findings and conclusions on the record, and good cause otherwise appearing,

               IT IS HEREBY ORDERED:

1. The Motion is granted.

2. The Amended Plan of Reorganization for Voice Powered Technology International, Inc. dated as of January 21, 1998, proposed by the Debtor and Franklin, a true and correct copy of which is attached hereto as Exhibit "A", is in all respects


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hereby confirmed pursuant to the provisions of Section 1129 of the Bankruptcy
Code.

3. On the Effective Date, the provisions of the Plan shall bind the Debtor and the Reorganized Debtor, any entity receiving property or securities under the Plan, and any holder of a claim against or equity interest in the Debtor, whether or not the claim or equity interest is in a class that is impaired under the Plan and whether or not such holder has accepted the Plan pursuant to
Section 1141 of the Bankruptcy Code.

4. Pursuant to Section XVI of the Plan, this Order constitutes approval of the executory contracts identified in Exhibit "E" of the Plan, with any such assumption being subject only to the payment of the cure amount identified in Exhibit "E" of the Plan, there being no other defaults or amounts required to be paid in connection with the assumption of such contracts.

5. As provided in Section XVI of the Plan, all executory contracts and unexpired leases of the Debtor which are not (a) contracts and leases assumed or rejected pursuant to Order of the Court prior to entry of the Order confirming the Plan;
(b) contracts and leases which are the subject of motions to assume or reject filed by the Debtor prior to the entry of this Order; or (c) contracts listed on Exhibit "E" to the Plan, as it may be amended by the proponents at any time prior to the Effective Date of the Plan, are hereby rejected. To the extent that such rejection gives rise to a claim by the non-Debtor party or


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parties to such contracts and leases, such claim, if any, arising from such rejection shall be forever barred and deemed waived unless such claim is duly filed within thirty (30) days after the date of entry of this Order.

6. Except as otherwise provided in the Plan, any agreements entered into in connection with the Plan, and other provisions of this Order, on the Effective Date all property of the Estate shall revest in the Reorganized Debtor, free and clear of all claims, liens, encumbrances, and other interests of any person, and the Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any disputes without supervision or approval by this Court, free and clear of any restrictions of the Bankruptcy Code, Bankruptcy Rules, or Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Order.

7. Notwithstanding any other provision of this Order, the Reorganized Debtor may pay, without application to this Court, the fees and charges which it incurs on or after the Effective Date.

8. All Applications for final compensation of professional persons for services rendered prior to the Effective Date, and all requests for payment of administrative costs and expenses incurred prior to the entry of this Order pursuant to 11 U.S.C. Section 507(a)(1) and not representing continuing obligations of the Reorganized Debtor as provided in the Plan, shall be filed no


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later than forty-five (45) days after entry of this Order, or shall be forever barred.

9. The Debtor, the Reorganized Debtor, and the Disbursing Agent under the Plan, and their agents, attorneys, representatives and any other proper persons shall be, and they hereby are, authorized, empowered and directed to carry out all of the provisions of the Plan, and to perform such acts and to execute, deliver, file or record any such agreements, instruments and documents and obtain such supplemental orders of this Court as are necessary, useful or appropriate in order to effectuate, implement and consummate the Plan and this Order. Without limitation, the President and/or the Board of Directors of the Debtor are authorized to amend the Debtor's Articles of Incorporation and Bylaws, without necessity of obtaining shareholder approval, to include a provision prohibiting the issuance of non-voting equity securities as provided in Section IX.i of the Plan and to increase the number of authorized shares of common stock to 100 million shares in order to provide for the issuance of the necessary common stock to holders of Class 1 and Class 5 Claims as provided in Sections IX.d and h of the Plan.

10. The exemption from the requirement of Section 5 of the Securities Act of 1933, 15 U.S.C. Section 77(e), and any State or Local law requiring registration for the offer or sale of a security shall apply to the offer, sale and issuance by the Debtor of such common stock or other securities issued under the Plan, as


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provided in Section XIX.c of the Plan, and pursuant to 11 U.S.C. Section 1145.

11. The Disbursing Agent and any successor Disbursing Agent designated under the Plan may, as provided in Section IX and XV of the Plan, pursue such objections to claims as are timely and necessary, and may employ counsel for such purpose. Each Disbursing Agent shall serve without bond, except as required by the Reorganized Debtor, and shall receive, without further order of this Court, reasonable compensation for services rendered and reimbursement of expenses as provided in the Plan.

12. As provided in Section VIII.d of the Plan, post-petition liabilities arising in the ordinary course of the Debtor's business shall be paid by the Reorganized Debtor in the ordinary course. All court costs and fees payable by Debtor pursuant to Section 1930 of Title 28 of the United States Code and not previously paid shall be paid by the Reorganized Debtor on the Effective Date.

13. This Court shall retain jurisdiction over the Debtor as provided in Section XIX of the plan to the fullest extent allowed by law.

14. All creditors and claimants at law or in equity whose status is based upon any debt, claim, liability or cause of action which was in existence as of the date of this Order or which arises out of the rejection of executory contract or unexpired lease, be and they hereby are, permanently restrained


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and enjoined from pursuing or attempting to pursue, or from commencing or continuing any suit or proceeding at law, or in equity, directly or indirectly, against the Debtor, except pursuant to and consistent with the provisions of the Plan and this Order.

15. In accordance with Local Bankruptcy Rule 142(3), a post-confirmation status conference will be held on August 22, 1998, at 10:00 a.m. in Courtroom "1368". At least twenty (20) days prior to the status conference, the Debtor must file a status report ("Report") explaining what progress has been made toward confirmation of the confirmed plan of reorganization. The Report must be served on the United States Trustee, the 20 largest unsecured creditors, and those parties who have requested special notice. The Report shall include at least the following information:

        (a) A schedule listing for each debt and each class of claims: the total amount required to be paid under the Plan; the amount required to be paid as of the date of the Report; the amount actually paid as of the date of the Report; and the deficiency, if any, and required payment;

        (b) A schedule of any and all post-confirmation tax liabilities that have accrued or come due, and a detailed explanation of payments thereon;

        (c) Debtor's projections as to its continuing ability to comply with the terms of the Plan;


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        (d) An estimate of the date for Plan consummation and application for final decree; and

        (e) Any other pertinent information needed to explain the progress for completion of the confirmed plan.

Reporting entities whose equity securities are registered under Section 12(b) of the Securities Exchange Act of 1934 may provide information from their latest 10Q or 10K filing with the SEC if it is responsive to the requirements of this paragraph 15. If the above-referenced case is converted to one under Chapter 7, the
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property of the Reorganized Debtor shall be revested in the Chapter 7 Estate.

(a)      DATED:  April 29, 1998                    /s/ VINCENT ZURZOLO
                                               -------------------------------
                                                     VINCENT P. ZURZOLO,
                                                United States Bankruptcy Judge



PRESENTED BY:

ROBINSON, DIAMANT & BRILL
A Professional Corporation



By:        /s/ PHILIP A. GASTEIER
         -------------------------------
               PHILIP A. GASTEIER
          Attorneys for Debtor and
            Debtor-in-Possession



APPROVED AS TO FORM AND CONTENT:




PACHULSKI, STANG, ZIEHL & YOUNG PC



By:          /s/ BRAD R. GODSHALL
        -------------------------------
               BRAD R. GODSHALL
        Attorneys for Franklin Electronic
                  Publishing, Inc.